                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): May 1, 2000

                               -------------------

                            eMerge Interactive, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                    000-29037                   65-0534535
--------------------------     ------------------------      -------------------
(State or  jurisdiction of     (Commission File Number)         (IRS Employer
       incorporation)                                        Identification No.)

                    10315 102nd Terrace, Sebastian, FL 32958
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (561) 589-7331
                         -------------------------------
                         (Registrant's telephone number)

This Form 8-K/A amends the current Report on Form 8-K filed by the Registrant on May 5, 2000.

Item 2.  Acquisition or Disposition of Assets

         Purchase of Assets from Eastern Livestock Co., Inc.

         On May 1, 2000 eMerge Interactive, Inc. ("eMerge") closed on an Agreement for the Purchase and Sale of Assets with Eastern Livestock Co. ("Eastern"), and its shareholders. eMerge purchased Eastern's rollover business which engages in buying cattle for immediate or short-term resale. The purchase of the rollover business included acquisition of all tangible and intangible systems used in the conduct or operation of the business, all furniture and/or equipment and systems associated with the business, and any presence on the World Wide Web, including email addresses, maintained by or on behalf of Eastern in connection with the rollover business. The purchase price for these assets consisted of (i) $17,000,000 in cash, (ii) 1,215,913 shares of eMerge common stock valued at $11.93 per share, (iii) $4,500,000 in cash to be paid one year after the closing date or earlier upon certain events occurring, (iv) $163,070 of transaction costs, and (v) the assumption of accrued vacation liability of $30,821. The Agreement for the Purchase and Sale of Assets, the related Registration Rights and Restricted Stock Agreement, Supply and Support Agreement, and Cattle Purchase Agreement were filed as part of the Registrant's Current Report on Form 8-K filed on May 5, 2000, and incorporated herein by reference.

         Purchase of Assets from W.P. Land and Livestock, Inc.

         On June 1, 2000 eMerge closed on an Agreement for the Purchase and Sale of Assets with W.P. Land and Livestock, Inc., and its shareholders. In connection with this purchase, eMerge acquired all of the tangible and intangible property of W.P. Land and Livestock relating to its business of purchasing and reselling of cattle through auction as well as any presence on the World Wide Web maintained by or on behalf of W.P. Land and Livestock, including the page located at URL http://www.jordancattle.com, and any email addresses used in connection with the business. The purchase price for these assets was $2,864,748 in cash and transaction costs of $90,373. The Agreement for the Purchase and Sale of Assets was filed as part of the Registrant's Current Report on Form 8-K filed on May 5, 2000, and incorporated herein by reference.

         On June 1, 2000 eMerge closed on a Contract for Sale and Purchase of Real Estate with the shareholders of W.P. Land and Livestock to purchase three parcels of land and buildings used in the above described business of W.P. Land and Livestock for a purchase price of $3,472,000 in cash. The Contract for Sale and Purchase of Real Estate was also filed as part of the Registrant's Current Report on Form 8-K filed on May 5, 2000, and incorporated herein by reference.

Item 7.  Financial Statements & Exhibits

                                                                                          Page
                                                                                          ----
         (a)      Financial Statements of Businesses Acquired:

                  (i)      Financial Statements of Eastern Livestock Company,
                           --------------------------------------------------
                           Inc.;
                           -----
                           Report of Independent Accountants                               F-1
                           Balance Sheets                                                  F-2
                           Statements of Operations                                        F-3
                           Statements of Stockholders' Equity                              F-4
                           Statements of Cash Flows                                        F-5
                           Notes to Financial Statements                                   F-6

                  (ii)     Financial Statements of W.P. Land and Livestock,
                           ------------------------------------------------
                           Inc.;
                           -----
                           Independent Auditors' Report                                   F-16
                           Balance Sheets                                                 F-17
                           Statements of Operations                                       F-18
                           Statements of Stockholders' Equity                             F-19
                           Statements of Cash Flows                                       F-20
                           Notes to Financial Statements                                  F-21

         (b)      Pro Forma Financial Information:

                  Unaudited Pro Forma Condensed Combined Balance Sheet as of
                  March 31, 2000                                                          F-25
                  Unaudited Pro Forma Condensed Combined Statement of Operations
                  for the year ended December 31, 1999                                    F-26
                  Unaudited Pro Forma Condensed Combined Statement of Operations
                  for the three months ended March 31, 2000                               F-27
                  Notes to Unaudited Pro Forma Condensed Combined Financial
                  Statements                                                              F-28

         (c)      Exhibits:

                  2.1*     Agreement for the Purchase and Sale of Assets, dated
                           April 20, 2000
                  2.2*     Registration Rights and Restricted Stock Agreement,
                           dated May 1, 2000
                  2.3*     Supply and Support Agreement, dated May 1, 2000
                  2.4*     Cattle Purchase Contract Agreement, dated May 1, 2000
                  2.5*     Agreement for the Purchase and Sale of Assets, dated
                           April 21, 2000
                  2.6*     Contract for Sale and Purchase of Real Estate, dated
                           April 21, 2000

* Filed as part of the of the Registrant's Current Report on Form 8-K filed May 5, 2000, and incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGE INTERACTIVE, INC.

/s/ T. Michael Janney
-------------------------------------
T. Michael Janney,
Treasurer and Chief Financial Officer

Date: July 14, 2000

REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Eastern Livestock Company, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Eastern Livestock Company, Inc. at September 30, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




December 21, 1999, except for the last
     paragraph of Note 6, as to which the
     date is January 13, 2000 and Note 12,
     as to which the date is May 1, 2000

EASTERN LIVESTOCK COMPANY INC.

BALANCE SHEETS


                                                                     SEPTEMBER 30,
                                                        -------------------------------------               MARCH 31,
                                                           1998                       1999                     2000
                                                        -----------               -----------              -----------
                                                                                                           (UNAUDITED)
Current assets:
    Cash and cash equivalents                           $ 1,860,455               $ 5,035,042              $        --
    Trade accounts receivable                            18,215,316                30,410,813               20,170,476
    Accounts receivable, related party                    4,711,628                 3,494,267                  255,959
    Due from brokers                                      1,991,452                 1,206,170                2,122,875
    Notes receivable, net                                 2,343,063                 2,011,133                2,570,969
    Notes receivable, related party                         388,634                   123,634                   44,504
    Inventories                                          38,443,631                31,150,789               34,553,873
    Deposits on cattle purchases                          1,868,170                 3,227,510                4,824,530
    Prepaid expenses and other current assets               601,728                   192,587                  323,649
                                                        -----------               -----------              -----------
        Total current assets                             70,424,077                76,851,945               64,866,835

Property, plant and equipment, net                        2,726,232                 2,803,389                2,576,603

Long-term portion of notes receivable, net                4,855,527                 4,450,238                3,486,324

Other assets                                                233,479                   158,895                  880,695
                                                        -----------               -----------              -----------
                                                        $78,239,315               $84,264,467              $71,810,457
                                                        ===========               ===========              ===========
      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                    $ 4,070,903               $10,030,104              $14,037,561
    Accounts payable, related party                         600,503                   265,830                  271,740
    Advances on cattle sales                              1,298,070                 1,445,200                1,604,130
    Accrued expenses                                        849,880                   724,067                  666,594
    Accrued commissions, related party                      141,020                    63,667                  254,875
    Current portion of long-term debt                       567,860                   932,471                  534,775
    Short-term borrowings                                59,832,461                60,444,357               42,013,678
                                                        -----------               -----------              -----------
        Total current liabilities                        67,360,697                73,905,696               59,383,353
                                                        -----------               -----------              -----------
Long-term debt                                            2,642,333                 2,520,265                2,393,113
                                                        -----------               -----------              -----------
Stockholders' equity:
    Common stock, no par value; 1,000 shares
        authorized and outstanding                           50,000                    50,000                   50,000
    Retained earnings                                     8,186,285                 7,788,506                9,983,991
                                                        -----------               -----------              -----------
                                                          8,236,285                 7,838,506               10,033,991
                                                        -----------               -----------              -----------
                                                        $78,239,315               $84,264,467              $71,810,457
                                                        ===========               ===========              ===========

See accompanying notes to financial statements.

EASTERN LIVESTOCK COMPANY, INC.

STATEMENTS OF OPERATIONS

                                                            YEARS ENDED SEPTEMBER 30,                  SIX MONTHS ENDED MARCH 31,
                                                ------------------------------------------------     ------------------------------
                                                     1997            1998               1999              1999             2000
                                                -------------    -------------     -------------     -------------    -------------
                                                                                                      (UNAUDITED)      (UNAUDITED)

Sales                                           $ 682,435,740    $ 731,692,817     $ 662,958,109     $ 309,105,393    $ 331,494,014

Cost of sales                                     669,941,774      726,067,161       655,475,177       305,230,301      325,720,838
                                                -------------    -------------     -------------     -------------    -------------

        Gross profit                               12,493,965        5,625,656         7,482,932         3,875,092        5,773,175

Selling, general and administrative
    expenses                                        4,187,271        4,542,288         4,350,146         2,059,857        2,216,583

Provisions for doubtful accounts and
    notes receivable, net of recoveries               233,251          687,892         1,203,662           150,000          242,309
                                                -------------    -------------     -------------     -------------    -------------

        Operating income                            8,073,443          395,476         1,929,124         1,665,235        3,314,283

Interest expense                                   (4,382,868)      (5,441,805)       (4,251,356)       (2,237,486)      (1,903,170)

Interest income                                       639,498          600,238           973,297           270,890          379,835

Other income                                          159,942          193,781           951,156           452,423          404,537
                                                -------------    -------------     -------------     -------------    -------------

        Net (loss) income                       $   4,490,015    $  (4,252,310)    $    (397,779)    $     151,062    $   2,195,485
                                                =============    =============     =============     =============    =============


See accompanying notes to financial statements.

EASTERN LIVESTOCK COMPANY, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY


                                                       COMMON STOCK
                                                 ------------------------          RETAINED
                                                 SHARES          AMOUNT            EARNINGS           TOTAL
                                                 ------        ----------        -----------       -----------
Balance, September 30, 1996                       1,000        $   50,000        $ 8,608,580       $ 8,658,580

Net income                                           --                --          4,490,015         4,490,015

Dividends paid, $660 per share                       --                --           (660,000)         (660,000)
                                                 ------        ----------        -----------       -----------

Balance, September 30, 1997                       1,000            50,000         12,438,595        12,488,595

Net loss                                             --                --         (4,252,310)       (4,252,310)
                                                 ------        ----------        -----------       -----------

Balance, September 30, 1998                       1,000            50,000          8,186,285         8,236,285

Net loss                                             --                --           (397,779)         (397,779)
                                                 ------        ----------        -----------       -----------

Balance, September 30, 1999                       1,000            50,000          7,788,506         7,838,506

Net income (unaudited)                               --                --          2,195,485         2,195,485
                                                 ------        ----------        -----------       -----------

Balance, March 31, 2000 (unaudited)               1,000        $   50,000        $ 9,983,991       $10,033,991
                                                 ======        ==========        ===========       ===========


See accompanying notes to financial statements.

EASTERN LIVESTOCK COMPANY, INC.

STATEMENTS OF CASH FLOWS

                                                                YEARS ENDED SEPTEMBER 30,               SIX MONTHS ENDED MARCH 31,
                                                 ----------------------------------------------------   ---------------------------
                                                       1997                1998            1999             1999           2000
                                                 ---------------    ---------------   ---------------   ------------   ------------
                                                                                                        (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
   Net (loss) income                             $     4,490,015    $    (4,252,310)  $      (397,779)  $    151,062   $  2,195,485
   Adjustments to reconcile net (loss) income
       to net cash provided by (used in)
        operating activities:
         Depreciation                                    329,616            474,158           507,739        260,976        237,095
         Provision for doubtful accounts and
            notes receivable                             619,349          1,138,731         1,392,620        150,000        242,309
         Gain on sale of assets                         (155,802)           (77,130)         (128,624)            --       (148,227)
         Increase (decrease) in cash due to
          changes in:
            Trade accounts receivable                 (8,509,987)         6,847,922       (12,720,695)    (1,229,408)     9,998,028
            Accounts receivable, related party        (2,761,197)          (711,132)        1,217,559      4,356,386      3,238,308
            Due from brokers                           1,023,188         (1,351,840)          785,282       (152,522)      (916,705)
            Notes receivable                             217,120         (7,771,653)         (130,401)      (868,373)       404,078
            Notes receivable, related party               41,085           (336,500)          265,000        255,000         79,130
            Inventories                               (5,296,868)        12,862,923         7,292,842     (6,370,510)    (3,403,084)
            Deposits on cattle purchases              (2,311,780)         3,642,650        (1,359,340)      (756,720)    (1,597,020)
            Prepaid expenses and other current
              assets                                      (1,942)          (443,820)          409,141         (5,844)      (131,062)
            Other assets                                (160,254)           147,931            74,584        (90,869)      (721,800)
            Accounts payable                           1,486,830         (4,144,286)        5,959,201      9,160,756      4,007,457
            Accounts payable, related party              740,440         (2,993,360)         (334,673)       (33,415)         5,910
            Advances on cattle sales                   2,475,422         (2,854,440)          147,130        (20,610)       158,930
            Accrued expenses                              72,272            349,976          (125,813)      (405,349)       (57,473)
            Accrued commissions, related party           922,734           (781,714)          (77,353)       (67,866)       191,208
                                                 ---------------    ---------------   ---------------  -------------  -------------
               Net cash provided by (used in)
                   operating activities               (6,779,759)          (253,894)        2,776,420      4,332,694     13,782,567
                                                 ---------------    ---------------   ---------------  -------------  -------------
Cash flows from investing activities:
   Proceeds from sale of equipment                       396,584             94,178           153,100             --        205,708
   Purchases of property, plant and equipment           (663,831)          (497,173)         (445,802)      (180,905)       (67,790)
                                                 ---------------    ---------------   ---------------  -------------  -------------

               Net cash used in investing
                activities                              (267,247)          (402,995)         (292,702)      (180,905)       137,918
                                                 ---------------    ---------------   ---------------  -------------  -------------
Cash flows from financing activities:
   Proceeds from short-term borrowings             1,055,388,354      1,029,441,654      1,024,687,213   484,099,349    506,634,442
   Payments on short-term borrowings              (1,046,035,548)    (1,037,355,858)   (1,024,075,317)  (489,902,363)  (525,462,817)
   Proceeds from long-term debt and notes
       payable to related parties                         15,070          2,460,857           727,730        131,625             --
   Payments on long-term debt and notes
      payable to related parties                        (260,741)          (674,958)         (648,757)      (340,855)      (127,152)
   Dividends paid                                       (660,000)                --                --             --             --
                                                 ---------------    ---------------   ---------------  -------------  -------------
               Net cash provided by
                  (used in) financing
                  activities                           8,447,135         (6,128,305)          690,869     (6,012,244)   (18,955,527)
                                                 ---------------    ---------------   ---------------  -------------  -------------

Net increase (decrease) in cash and cash
 equivalents                                           1,400,129         (6,785,194)        3,174,587     (1,860,455)    (5,035,042)
Cash and cash equivalents, beginning of period         7,245,520          8,645,649         1,860,455      1,860,455      5,035,042
                                                 ---------------    ---------------   ---------------  -------------  -------------
Cash and cash equivalents, end of period         $     8,645,649    $     1,860,455   $     5,035,042  $          --  $          --
                                                 ===============    ===============   ===============  =============  =============
Supplemental disclosure of cash
 flow information:
   Cash paid during the period for interest      $     4,344,078    $     5,744,494   $     4,062,889  $   2,237,486  $   1,903,171

Supplemental schedule of noncash investing
    and financing activities:
Financing for real estate and equipment
    purchases                                    $       482,514   $       506,415    $       577,661  $     156,910             --

See accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

1.       NATURE OF BUSINESS:

         Eastern Livestock Company, Inc. (the Company) buys stocker and feeder cattle through its network of various branches and resells them to its customers throughout the United States. The Company also maintains an inventory of cattle at various locations, including grass, growyards and feedyards. These cattle are subject to caretaker and/or feeding agreements, under both of which title to the cattle remains with the Company until sold. The Company operates as a single segment.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         A. CASH AND CASH EQUIVALENTS: Cash and cash equivalents include liquid investments purchased with an original maturity of three months or less.

         B. DUE FROM BROKERS: Due from brokers consists of margin deposits held by various brokerages used by the Company to acquire futures and options contracts, plus unrealized gains and less unrealized losses.

         C. INVENTORIES: The cost of feeder cattle includes feed, veterinary, labor and yard expenses, unrealized gains and losses on open futures contracts and other direct costs incurred. All cattle are acquired in groups and the costs of the cattle are accumulated by groups rather than individual animal. Inventories are stated at the lower of cost or market. Actual market prices could be materially different, either above or below the carrying cost, at the time the cattle are sold.

         D. PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment and acquired software is stated at cost. The Company does not develop software internally. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

                  Buildings and improvements                      20 to 25 years
                  Equipment and furniture                           5 to 8 years
                  Computer software                                      5 years

                  When properties are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts with any resulting gain or loss reflected in income. Maintenance and repairs are expensed in the year incurred.

\
NOTES TO FINANCIAL STATEMENTS, CONTINUED

(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         E. REVENUE RECOGNITION: The Company recognizes revenue from stocker cattle when the cattle are shipped. Feeder cattle are acquired in groups and the costs of such cattle are accumulated by groups rather than individual animal. Revenue from sale of feeder cattle and related costs are, therefore, recognized when the entire group of cattle is sold. Proceeds from the sale of less than the entire group of cattle are recorded as a reduction of inventory cost. When the entire group is sold all revenue, cost of sales and profit or loss are recognized.

                  As described in Note 4, the Company has various arrangements with caretakers in which the caretakers receive up to 70% of the profit or loss on the sale of the cattle which the Company entrusts to them. Upon the sale of cattle subject to these arrangements, the Company records all revenue from the transaction as sales and recognizes amounts paid to or received from the caretakers as adjustments to cost of sales. Under certain other of these arrangements, the Company receives only a standard fee upon sale of the cattle based on weight or number of cattle. In these instances, the Company records only the fee received as revenue.

         F. HEDGING: The Company enters into futures and options contracts to hedge the impact of price fluctuations on its cattle inventory. Gains and losses on these instruments are deferred and included in income as a component of the cost of the inventory when it is sold. Cash flows from hedging activities are included in operating activities on the statement of cash flows.

                  The Company will be subject to the provisions of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for the Company's year ended September 30, 2001. The Company has not yet fully determined the effects of the new accounting standards.

         G. CONCENTRATIONS OF RISK: The Company maintains its cash and cash equivalents with various financial institutions located throughout the United States. At times, cash and cash equivalent balances exceed the FDIC insurance level. During 1998 and 1999, approximately 29% and 32%, respectively, of sales were to feed yards owned by one company, Conti Group, Inc., formerly known as Continental Grain Company (Continental). Approximately 6% and 7% of accounts receivable and 29% and 33% of notes receivable are due from Continental at September 30, 1998 and 1999, respectively. Approximately 27% of notes receivable is due from two customers at September 30, 1999.

         H. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         I. FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying value of cash and cash equivalents, accounts receivable, notes receivable, and short-term borrowings approximates fair value due to the short maturity of those instruments. Management believes the carrying value of long-term debt is not significantly different than fair value as all such loans either bear interest at a variable rate or have a relatively short-term maturity. The fair value of futures contracts is discussed in Note 4.

         J.       COMPREHENSIVE INCOME: The Company's comprehensive income
                  (loss) is the same as its net income (loss) for all periods.

         K. RECLASSIFICATIONS: Certain reclassifications have been made to the 1997 and 1998 financial statements in order to conform to 1999 classifications. The changes had no effect on previously reported operations.

         L. INTERIM FINANCIAL INFORMATION: The financial statements as of March 31, 2000 and for the six months ended March 31, 1999 and 2000 are unaudited but reflect only normal and recurring adjustments which are, in the opinion of management, necessary for the fair presentation of financial position and results of operation. Operating results for the periods ended March 31, 1999 and 2000 are not necessarily indicative of the results that may be expected for the full year.

3.       NOTES RECEIVABLE:

         Notes receivable consist of the following:


                                                                          SEPTEMBER 30,
                                                                   ----------------------------       MARCH 31,
                                                                       1998             1999            2000
                                                                   -----------      -----------      -----------
                                                                                                     (UNAUDITED)
         Conti Group Co., Inc., due on or before March 31, 2007    $ 2,264,659      $ 2,447,324      $ 2,447,324
         Notes receivable from caretakers (interest at 8%-12.5%)     2,924,766        2,411,225        2,072,024
         Other (interest at 9%-12%)                                  2,259,165        1,879,822        2,114,945
                                                                   -----------      -----------      -----------

                                                                     7,448,590        6,738,371        6,634,293
         Less current portion                                       (2,343,063)      (2,011,133)      (2,570,969)
         Less allowance for doubtful accounts                         (250,000)        (277,000)        (577,000)
                                                                   -----------      -----------      -----------

                                                                   $ 4,855,527      $ 4,450,238      $ 3,486,324
                                                                   ===========      ===========      ===========


(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

3.       NOTES RECEIVABLE, CONTINUED:

         The Company accepts promissory notes from customers who are indebted to the Company but are unable to make immediate payment. Certain notes receivable are collateralized by a security interest in tangible assets of the customers. The Company has provided an allowance for doubtful accounts, which includes both its accounts receivable and notes receivable, of $250,000 and $277,000 at September 30, 1998 and 1999, respectively. While the Company believes this allowance is adequate at September 30, 1999, it is not possible to predict what impact future cattle market conditions could have on the collectibility of notes and accounts receivable.

         On November 11, 1997, the Company entered into an incentive agreement with Conti Group Co., Inc. ("Continental") regarding the feeding of the Company's cattle at Hartley Feeders (Hartley), a division of Continental. Pursuant to the terms of the agreement, the Company has loaned to Continental the sum of $2,225,000 as evidenced by the Promissory Note (the Promissory Note) from Continental in favor of the Company dated November 11, 1997. The Company may, at its discretion, make further "Incentive Contributions," for capital expenditure purposes, to Continental in order to maintain its respective percentage of participation. Incentive Contributions of $39,659 and $182,665 were made during 1998 and 1999, respectively. The Company also pays to Continental a management fee in connection with the feeding of the Company's cattle located at Hartley.

         On an annual basis, Continental pays to the Company interest on the note at 8%, plus (minus) a percentage of Hartley's net income (loss), exclusive of the management fee and the interest expenses related to the Company's Promissory Note. Either party may terminate this agreement by providing written notice three months prior to Continental's fiscal year-end of March 31, until the note matures on March 31, 2007. The Company recorded net earnings of $123,429 and $733,578 under the terms of this arrangement for 1998 and 1999, respectively. Such earnings are included in other income on the statements of operations.

4.       INVENTORIES:

         Inventories consist primarily of feeder cattle which are held on feed lots and pastures for approximately three to six months from date of purchase before being sold. The remaining inventory represents stocker cattle awaiting immediate sale. Inventories are summarized as follows:

                                     SEPTEMBER 30,
                              ----------------------------         MARCH 31,
                                 1998              1999              2000
                              -----------      -----------       -----------
                                                                 (UNAUDITED)
         Feeder cattle        $36,285,618      $29,017,165       $23,776,940
         Stocker cattle         2,158,013        2,133,624        10,776,933
                              -----------      -----------       -----------

             Total            $38,443,631      $31,150,789       $34,553,873
                              ===========      ===========       ===========

(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

4.       INVENTORIES, CONTINUED:

         Market prices exceeded carrying cost at September 30, 1998 and a provision of $200,000 was recorded at September 30, 1998 to reduce inventory to net realizable value.

         FUTURES AND OPTIONS CONTRACTS: Market risk is managed by the Company through an active risk management program. This program focuses on inventory on hand, purchase commitments and committed sales, and utilizes futures and options contracts to protect against exposures to price risk in the cattle market. The Company acquires futures contracts for feeder and stocker (live) cattle. The contracts are acquired through brokers and are traded on the Chicago Mercantile Exchange
         (CME). All brokers trading on the CME are regulated by the Commodity Futures Trading Commission.

         At September 30, 1998 and 1999, the Company held futures and options contracts with a net notional value of approximately $46.3 million and $29.2 million, respectively. Approximately 100% and 52% of the Company's cattle and net commitments to purchase were hedged by futures and options contracts at September 30, 1998 and 1999, respectively. Net unrealized losses on open futures and options contracts at September 30, 1998 and 1999 were approximately $247,000 and $1,458,000, respectively. The unrealized losses are recorded in the balance sheet as an increase in the carrying value of inventory and as a reduction of margin deposits due from broker. At September 30, 1998 and 1999, margin deposits of $2,239,024 and $2,784,077, respectively, were held by the various brokerages used by the Company. Gains and losses on these contracts, which effectively hedge exposures, are ultimately included in income as a component of the cost of the inventory when it is sold. Futures and options contracts are valued at the market closing price on the last business day of the year.

         ARRANGEMENTS WITH CARETAKERS: The Company has arrangements with individuals and entities who care for certain of the Company's cattle (caretakers) whereby a portion or all of any realized gain (loss) from the sale of certain designated inventory and the related futures contracts passes through to the caretakers.

         The Company receives a fee specified under the arrangement and reimbursement for its cost of inventory at the time of the sale of the related cattle. The Company also enters into futures contracts on behalf of caretakers. Title to the inventory and the futures contracts are held in the name of the Company, and the Company holds all legal rights and obligations from the related transactions. Inventory and futures contracts relating to these caretakers are therefore included in the financial statements of the Company.

(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

4.       INVENTORIES, CONTINUED:

         COMMITMENTS TO PURCHASE AND SELL CATTLE: At September 30, 1999, the Company had other commitments to purchase and sell cattle totaling $56.5 million and $22.9 million, respectively. The contract period for these commitments is typically less than six months. The fair values of these purchase and sales commitments are not practical to determine as they are comprised of a large number of specific arrangements with a variety of livestock operations.

5.       PROPERTY, PLANT AND EQUIPMENT:

         Property, plant and equipment consists of the following:

                                                          SEPTEMBER 30,
                                                ------------------------------          MARCH 31,
                                                    1998               1999               2000
                                                -----------        -----------        -----------
                                                                                      (UNAUDITED)
         Land                                   $   312,482        $   680,429        $   680,429
         Building and improvements                  973,944            990,545            990,545
         Equipment and furniture                  3,224,639          3,033,499          2,831,356
         Computer software                           88,348             88,350             88,350
                                                -----------        -----------        -----------

                                                  4,599,413          4,792,823          4,590,680
         Less accumulated depreciation           (1,873,181)        (1,989,434)        (2,014,077)
                                                -----------        -----------        -----------

                                                $ 2,726,232        $ 2,803,389        $ 2,576,603
                                                ===========        ===========        ===========

         Depreciation expense totaled $329,616, $474,158 and $507,739 for the years ended September 30, 1997, 1998 and 1999, respectively.

(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

6.       SHORT-TERM BORROWINGS:

         Short-term borrowings consist of the following:

                                                                                   SEPTEMBER 30,
                                                                          -------------------------------            MARCH 31,
                                                                              1998               1999                  2000
                                                                          -----------        ------------          ------------
                                                                                                                   (UNAUDITED)
         $39,000,000 lines of credit, plus $15,000,000
            additional temporary facility, due National
            City Bank, Kentucky, interest payable monthly
            at prime plus 1.0% (9.25% at September 30,
            1999), due on demand                                          $47,684,802         $51,002,330          $ 33,392,000
         $12,000,000 line of credit, due Intrust Bank,
            N.A., Wichita, Kansas, interest payable monthly
            at prime plus .25% (8.50% at September 30,
            1999), due October 1, 2000, collateralized by
            inventory, accounts receivable and amounts due
            from brokers, and personal guarantees of the
            Company's majority stockholder                                 11,713,374           9,442,027             8,621,678
         $1,200,000 line of credit, due Farmers and Merchants
            State Bank, Archbold, Ohio, interest payable
            quarterly at the bank's agricultural base rate
            minus .5% (9% at September 30, 1998), expired
            September 28, 1999, collateralized by inventory                   434,285                  --                    --
                                                                          -----------          ----------          ------------

                                                                          $59,832,461         $60,444,357          $ 42,013,678
                                                                          ===========         ===========          ============

         Additionally, the Company had a $595,000 continuously renewing standby letter of credit at September 30, 1997, 1998 and 1999.

         The lines of credit with National City Bank, Kentucky, are collateralized by commodity accounts, accounts receivable, inventory, all general intangibles, a life insurance policy on the majority stockholder, and personal guarantees of the Company's stockholders. National City Bank, Kentucky, also made available an additional temporary line of credit, up to a maximum of $15,000,000 at September 30, 1999. The amount outstanding on this temporary line of credit was below the maximum borrowings and was repaid on October 1, 1999. The agreement with National City Bank, Kentucky, was modified on October 29, 1999 to reduce the maximum borrowing under its lines of credit by decreasing amounts from $39,000,000 to $35,000,000 from October 29, 1999 through June 30, 2000.

         The line of credit agreement with Intrust Bank, N.A., was modified on October 15, 1999 to reduce the maximum borrowings from $15,000,000 to $12,000,000 and the due date was extended to October 1, 2000. The line of credit is classified as a current liability because the lender can accelerate repayment.

(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

6.       SHORT TERM BORROWINGS, CONTINUED:

         The weighted average interest rates on the National City Bank, Kentucky, lines of credit were 8.29% and 8.45% at September 30, 1998 and 1999, respectively. The weighted average interest rates on the Intrust Bank, N.A., lines of credit were 9.18% and 9.32% at September 30, 1998 and 1999, respectively.

         The line of credit agreements with National City Bank, Kentucky, and Intrust Bank, N.A., contain various covenants pertaining to timely reporting, debt to equity ratio, maintenance of net worth, working capital and life insurance coverage, and limitations on the concentration of cattle with any one caretaker, as well as loan, investment and dividend restrictions, as defined in the agreements.

         As of September 30, 1999, the Company was in violation of certain of these covenants; however, they were waived by National City Bank, Kentucky, on January 13, 2000 and Intrust Bank, N.A., on December 30, 1999.

7.       LONG-TERM DEBT:

         Long-term debt consists of the following:


                                                                                    SEPTEMBER 30,
                                                                           -----------------------------          MARCH 31,
                                                                               1998               1999              2000
                                                                           -----------        ----------         -----------
                                                                                                                 (UNAUDITED)
         Note payable to bank, due in quarterly installments of $55,625, including interest at the prime rate plus .5% (8.75% at
            September 30, 1999) maturing November 2004                     $ 2,058,125        $1,835,625         $ 1,724,375
         Notes payable to stockholders and relatives, due on demand,
            interest ranging from 8.5% to 11%                                  247,340           499,204             249,204
         Notes payable on trailers, vehicles and equipment, due in
            varying monthly installments, including interest ranging
            from 8.25% to 9.75%, maturing from May 2000 to September 2003      743,293           656,965             512,276
         Mortgages payable, due in monthly and annual installments, including interest ranging from 8% to 10%, maturing on
            varying dates from October 1999 to May 2014                        161,435           460,942             442,033
                                                                           -----------        ----------         -----------

                                                                             3,210,193         3,452,736           2,927,888
                  Less amounts due within one year                             567,860           932,471             534,775
                                                                           -----------        ----------         -----------

                                                                           $ 2,642,333        $2,520,265         $ 2,393,113
                                                                           ===========        ==========         ===========

(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

7.       LONG-TERM DEBT, CONTINUED:

         Scheduled maturities of long-term debt are as follows:

          YEAR ENDING
         SEPTEMBER 30,
         -------------

         2000                                          $   932,471
         2001                                              736,850
         2002                                              331,389
         2003                                              260,964
         2004                                              245,577
         Thereafter                                        945,485
                                                       -----------

                                                       $ 3,452,736
                                                       ===========

8.       EMPLOYEE BENEFIT PLAN:

         The Company began a 401(k) employee benefit plan during 1997 covering substantially all employees. The Company may make a discretionary matching contribution. The Company expensed contributions to the plan of $128,294 and $59,809 for the years ended September 30, 1998 and 1999, respectively. The Company did not make a discretionary matching contribution during the year ended September 30, 1997.

9.       INCOME TAXES:

         The stockholders of the Company have elected to report the income of the Company on their individual federal and state income tax returns (Subchapter S election).

10.      TRANSACTIONS WITH STOCKHOLDERS AND RELATED PARTIES:

         The Company has various transactions with its two stockholders, companies controlled by the stockholders and relatives of the stockholders. The Company's notes receivable balance includes amounts advanced to a stockholder and related entities owned by the stockholders of the Company. The Company's stockholders, relatives, and related entities purchase cattle from the Company. In addition, the Company's stockholders purchase yardage from the Company. The Company's accounts receivable balance includes account balances relating to these sales to stockholders, relatives and related entities.

         The Company purchases cattle, yardage and other related items from its stockholders, relatives, and related entities.

(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED)

10.      TRANSACTIONS WITH STOCKHOLDERS AND RELATED PARTIES, CONTINUED:

         The Company's accounts payable balance includes account balances relating to these expenditures to stockholders, relatives, and related entities. Stockholders and relatives are paid commissions as agents to sell the Company's cattle. The amount of commissions paid to the stockholders is determined totally at the discretion of the stockholders.

         The majority stockholder pays amounts due the Company weekly; the Company also settles amounts due the stockholder weekly. The related party transaction amounts and balances discussed above are shown below as of and for the periods indicated:

                                          YEARS ENDED SEPTEMBER 30,
                                                     ENDED                       SIX MONTHS
                                --------------------------------------------       ENDED
                                    1997             1998            1999           2000
                                -----------      -----------     -----------    -----------
                                                                                (UNAUDITED)
         Notes receivable       $    52,134      $   388,634     $   123,634    $    44,504
         Accounts payable         3,593,863          600,503         265,830        271,740
         Sales                   86,728,877       91,039,306      57,465,279     42,644,620
         Purchases of cattle     49,143,704       61,972,535      31,862,077     42,870,821
         Accrued commissions        922,734          141,020          63,667        254,875
         Commissions expense      2,475,476        1,769,671         786,885        722,003
         Notes payable              233,483          247,340         499,204        245,204

11.      CONTINGENCIES:

         In the ordinary course of business, the Company is a party to legal proceedings. Based upon information presently available, management believes the ultimate resolution of all legal matters of which it is currently aware will not have a material adverse effect on the Company's financial statements.

12.      SUBSEQUENT EVENT:

         On April 20, 2000, the Company entered into a definitive agreement to sell a significant portion of the Company to eMerge Interactive, Inc. for cash consideration of $21,500,000 and 1,215,913 shares of stock of eMerge Interactive, Inc. valued at $14,500,000. Except for certain property and equipment, most of the assets and liabilities of the Company were not transferred to eMerge Interactive, Inc. in the transaction. Closing of the transaction occurred on May 1, 2000.

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders
    W P Land and Livestock, Inc.:


We have audited the accompanying balance sheet of W P Land and Livestock, Inc. (dba Jordan Cattle Auction) as of September 30, 1999 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of W P Land and Livestock, Inc. at September 30, 1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




Orlando, Florida
March 30, 2000, except as to note 8
    which is as of June 1, 2000

                        W P LAND AND LIVESTOCK, INC.
                        (d/b/a Jordan Cattle Auction)

                               Balance Sheets

                                                              SEPTEMBER 30,     MARCH 31,
                                  ASSETS                          1999            2000
                                                              -------------    -----------
                                                                               (UNAUDITED)
Current assets:
    Cash                                                       $  253,728      $  452,546
    Accounts receivable                                            15,097          26,432
    Inventory (note 4):
       Cattle                                                     104,364         118,213
       Other                                                       58,917          96,394
    Notes receivable from related parties (note 5)                 42,153          24,860
    Other current assets                                            9,766           4,766
                                                               ----------      ----------
          Total current assets                                    484,025         723,211
Notes receivable from related parties (note 5)                    213,935         196,690
Property, plant and equipment, net (notes 3 and 5)                335,819         350,392
                                                               ----------      ----------
          Total assets                                         $1,033,779      $1,270,293
                                                               ==========      ==========
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                           $   75,302      $   49,981
    Advances from customers                                       138,444              --
    Income taxes payable                                            5,594         141,689
                                                               ----------      ----------
          Total current liabilities                               219,340         191,670
                                                               ----------      ----------
Stockholders' equity:
    Common stock $1 par value, authorized 100,000 shares,           1,000           1,000
       issued and outstanding 1,000 shares
    Additional paid-in capital                                     18,256          18,256
    Retained earnings                                             795,183       1,059,367
                                                               ----------      ----------
          Total stockholders' equity                              814,439       1,078,623
Commitments (notes 5, 7 and 8)
                                                               ----------      ----------
          Total liabilities and stockholders' equity           $1,033,779      $1,270,293
                                                               ==========      ==========


See accompanying notes to financial statements.

                          W P LAND AND LIVESTOCK, INC.
                          (d/b/a Jordan Cattle Auction)

                            Statements of Operations

                                                                             YEAR ENDED          SIX MONTHS ENDED MARCH 31,
                                                                            SEPTEMBER 30,       ----------------------------
                                                                                1999               1999             2000
                                                                            -------------       -----------      -----------
                                                                                                (UNAUDITED)      (UNAUDITED)
Cattle sales                                                                 $ 7,230,501        $3,568,568       $   968,252
Commission revenue                                                             2,231,069         1,058,909         1,220,068
Other revenues                                                                   362,317            37,238           248,354
                                                                             -----------        ----------       -----------
           Total revenues                                                      9,823,887         4,664,715         2,436,674
Cost of sales                                                                  6,654,424         3,417,662           925,447
                                                                             -----------        ----------       -----------
           Gross profit                                                        3,169,463         1,247,053         1,511,227
Selling, general and administrative expenses (including $114,000
      (unaudited) in 1999, and $57,000 (unaudited) in 2000
      to related parties) (note 5)                                             3,141,385         1,141,030         1,117,770
Interest income                                                                   (5,666)               --            (6,822)
                                                                             -----------        ----------       -----------
           Profit before income taxes                                             33,744           106,023           400,279
Income tax expense (note 6)                                                        9,594            36,048           136,095
                                                                             -----------        ----------       -----------
           Net income                                                        $    24,150        $   69,975       $   264,184
                                                                             ===========        ==========       ===========


See accompanying notes to financial statements.

                          W P LAND AND LIVESTOCK, INC.
                          (d/b/a Jordan Cattle Auction)

                       Statements of Stockholders' Equity


                                                                           ADDITIONAL
                                                     COMMON      COMMON      PAID-IN       RETAINED
                                                     SHARES      STOCK       CAPITAL       EARNINGS          TOTAL
                                                     ------      ------    ----------     ----------      ----------
Balances at October 1, 1998                            1000      $1,000      $18,256      $  771,033      $  790,289

Net income                                               --          --           --          24,150          24,150
                                                      -----      ------      -------      ----------      ----------
Balances at September 30, 1999                        1,000       1,000       18,256         795,183         814,439

Net income (unaudited)                                   --          --           --         264,184         264,184
                                                      -----      ------      -------      ----------      ----------
Balances at March 31, 2000 (unaudited)                1,000      $1,000      $18,256      $1,059,367      $1,078,623
                                                      =====      ======      =======      ==========      ==========


See accompanying notes to financial statements.

                          W P LAND AND LIVESTOCK, INC.
                          (d/b/a Jordan Cattle Auction)

                            Statements of Cash Flows


                                                                      YEAR ENDED     SIX MONTHS ENDED MARCH 31,
                                                                     SEPTEMBER 30,   --------------------------
                                                                          1999          1999            2000
                                                                     -------------   ----------      ----------
                                                                                    (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities:
      Net income                                                       $  24,150     $  69,975       $ 264,184
      Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                  111,847        52,524          48,156
Operating expenses:
      Changes in operating assets and liabilities:
        Accounts receivable                                              272,146        18,701         (11,335)
        Accounts payable                                                  42,374            --         (75,302)
        Inventories                                                       44,493       260,273         (51,326)
        Other current assets                                              (6,037)       (4,271)          5,000
        Deferred payments                                                138,444            --         (88,463)
        Income taxes payable                                               9,594        36,048         136,095
                                                                       ---------     ---------       ---------
               Net cash provided by operating activities                 637,011       433,250         227,009
                                                                       ---------     ---------       ---------
Cash flows from investing activities:
      Purchases of property, plant and equipment                        (184,392)      (42,410)        (62,729)
      Notes receivable                                                  (219,833)       20,220          34,538
                                                                       ---------     ---------       ---------
               Net cash used in investing activities                    (404,225)      (22,190)        (28,191)
                                                                       ---------     ---------       ---------
               Net increase in cash                                      232,786       411,060         198,818
Cash - beginning of period                                                20,942        20,942         253,728
                                                                       ---------     ---------       ---------
Cash - end of period                                                   $ 253,728       432,002       $ 452,546
                                                                       =========     =========       =========
Income taxes paid                                                      $  16,000     $      --       $   4,000
                                                                       =========     =========       =========


See accompanying notes to financial statements.

                          W P LAND AND LIVESTOCK, INC.
                          (d/b/a JORDAN CATTLE AUCTION)

                          Notes To Financial Statements

           (Information insofar as it relates to the six months ended
                     March 31, 1999 and 2000 is unaudited)

(1)      ORGANIZATION

         W P Land and Livestock, Inc. (the "Company") was formed in November 28, 1984 as a Texas corporation. The Company operates cattle auctions in San Saba, Mason and Brownwood, Texas and acts as an order buyer for cattle in Central Texas. The Company manages its business by cattle location. However, each location offers similar cattle to similar customers and has similar economic characteristics. Accordingly, the Company reports one operating segment. On June 1, 2000, the Company was sold to eMerge Interactive, Inc. ("eMerge").

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      PROPERTY, PLANT AND EQUIPMENT

                  Property, plant and equipment are stated at cost. Depreciation of property, plant and equipment is computed using the straight-line method over the estimated useful lives of the assets.

         (b)      INVENTORY

                  Inventories are stated at standard cost which approximates the lower of first-in, first-out cost or market.

         (c)      REVENUE

                  The Company recognizes revenue in accordance with the terms of the sale or contract, generally as products are shipped or services are provided. The Company bears both the inventory and credit risk with respect to sales of all of its cattle and other products, which includes cattle feed and trailers. In cattle sales transactions, the Company purchases cattle from the seller, takes title at shipment and records the cattle as inventory until delivered to and accepted by the buyer, typically a 24 to 48 hour period. In cattle auction transactions, the Company acts as a broker in purchasing cattle from suppliers and sales to customers so that the Company recognizes revenue equal to the net fee due to the Company at the time of the auction.

         (d)      ADVANCES FROM CUSTOMERS

                  Advances from customers are delayed settlements with customers which are at an individual customers' request related to sales of cattle.

         (e) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

                  The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less costs to sell.




                                                                     (Continued)

                          W P LAND AND LIVESTOCK, INC.
                          (d/b/a JORDAN CATTLE AUCTION)

                          Notes To Financial Statements

           (Information insofar as it relates to the six months ended
                          March 31, 1999 and 2000 is unaudited)

         (f)      INCOME TAXES

                  The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

         (g)      USE OF ESTIMATES

                  The preparation of the Company's financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

         (h)      ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

                  The carrying value of cash, accounts receivable, accounts payable and accrued liabilities reflected in the financial statements approximates fair value due to the short-term maturity of these instruments.

         (i)      INTERIM FINANCIAL INFORMATION

                  The financial statements as of March 31, 2000 and for the six months ended March 31, 1999 and 2000 are unaudited but reflect only normal and recurring adjustments which are, in the opinion of management, necessary for the fair presentation of financial position and results of operations. Operating results for the six months ended March 31, 1999 and 2000 are not necessarily indicative of the results that may be expected for the full year.

(3)      PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consists of:


                                                           SEPTEMBER 30,              MARCH 31,              ESTIMATED
                                                               1999                     2000               USEFUL LIVES
                                                         ----------------         ----------------         ------------
                                                                                    (UNAUDITED)
         Vehicles                                        $         82,764         $         82,764              5 years
         Equipment                                                647,614                  708,734            5-7 years
         Leasehold improvements                                   541,634                  543,244           7-31 years
                                                         ----------------         ----------------

                                                                1,272,013                1,334,742
         Less accumulated depreciation                            936,194                  984,350
                                                         ----------------         ----------------

         Property, plant and equipment, net              $        335,819         $        350,392
                                                         ================         ================

         Leasehold improvements have been entirely made to property of a related party (see note 5).




                                                                     (Continued)

                          W P LAND AND LIVESTOCK, INC.
                          (d/b/a JORDAN CATTLE AUCTION)

                          Notes To Financial Statements

          (Information insofar as it relates to the six months ended
                     March 31, 1999 and 2000 is unaudited)

(4)      INVENTORY

         Inventory consists of:


                                                           SEPTEMBER 30,            MARCH 31,
                                                               1999                   2000
                                                          --------------        ---------------
                                                                                  (UNAUDITED)

         Cattle for auction                               $       39,980        $        62,705
         Cattle to fill buyer orders                              64,384                 55,508
                                                          --------------        ---------------

               Inventory--cattle                          $      104,364        $       118,213
                                                          ==============        ===============

         Cattle feed                                      $       24,670        $        23,605
         Trailers                                                 17,238                 56,313
         Electronic ID tags                                       17,009                 16,476
                                                          --------------        ---------------

               Inventory--other                           $       58,917        $        96,394
                                                          ==============        ===============

(5)      RELATED PARTY TRANSACTIONS

         Notes Receivable


                                                                          SEPTEMBER 30,          MARCH 31,
                                                                              1999                  2000
                                                                         --------------      ---------------
                                                                                               (UNAUDITED)

         10% note receivable from employee, due in semi-annual payments of principal and interest (at 8.5%) of $22,672
             due October 10, 2000 (paid in full in March 2000)           $       13,246      $            --

         8.5% note receivable from shareholder, monthly payments of
             principal and interest (at 10%) of $9,599, due                     232,842              221,550
             November  21, 2006

         7.5% note receivable from employee, interest at 7.5%, due
             Oct. 15, 1999 (paid in full in February 2000)                       10,000                   --
                                                                         --------------      ---------------

                                                                                256,088              221,550

              Less current portion                                               42,153               24,860
                                                                         --------------      ---------------

                                                                         $      213,935      $       196,690
                                                                         ==============      ===============




                                                                     (Continued)

                          W P LAND AND LIVESTOCK, INC.
                          (d/b/a JORDAN CATTLE AUCTION)

                          Notes To Financial Statements

           (Information insofar as it relates to the six months ended
                     March 31, 1999 and 2000 is unaudited)

         Lease Obligations

         The Company leases land and buildings from its shareholders under operating leases, which expired December 31, 1999. Rent expense was $114,000 for the year ended September 30, 1999 and $57,000 (unaudited) for the six months ended March 31, 2000. Future minimum lease payments were $28,500 at September 30, 1999. The Company continues to and intends to continue to rent land and buildings on a month to month basis.

(6)      INCOME TAXES

         Income tax expense for the year ended September 30, 1999, is comprised of the following:


                                       CURRENT             DEFERRED              TOTAL
                                      ----------          ----------          -----------
         Federal                      $    7,301          $       --          $     7,301
         State                             2,293                  --                2,293
                                      ----------          ----------          -----------

             Total                    $    9,594          $       --          $     9,594
                                      ==========          ==========          ===========

         The Company's effective tax rate on pretax income for the year ended September 30, 1999, differs from the statutory Federal income tax rate as follows:


           Tax provision at statutory rate                                 $      11,473
           Increase (decrease) in tax resulting from:
                State income taxes, net of federal income tax benefit              1,513
                Effect of graduated rates                                         (9,247)
                Other                                                              5,855
                                                                           -------------

                                                                           $       9,594
                                                                           =============

         There were no deferred assets or liabilities as of September 30, 1999.

(7)      LINES OF CREDIT

         The Company has entered into two $100,000 line of credit agreements with two banks. Interest rates on these agreements are prime and prime plus 1%, respectively. At September 30, 1999 and March 31, 2000 (unaudited) the Company had not made any borrowings under these agreements.

(8)      SUBSEQUENT EVENT

         On June 1, 2000, the Company's assets were sold to Emerge Interactive, Inc. for cash of $2,864,748.

                            eMERGE INTERACTIVE, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 MARCH 31, 2000


                                                     EASTERN LIVESTOCK COMPANY, INC.     WP LAND & LIVESTOCK, INC.
                                        eMERGE      --------------------------------  ------------------------------
                                     INTERACTIVE,                     PRO FORMA                       PRO FORMA         PRO FORMA
ASSETS                                   INC.        HISTORICAL      ADJUSTMENTS       HISTORICAL    ADJUSTMENTS         COMBINED
                                     ------------   ------------    ------------      -----------   ------------       ------------
Current assets:
   Cash............................  $ 92,743,495   $        --     $(17,000,000) 4a  $   452,546   $ (6,789,294) 4h   $ 69,406,747
   Short-term investments..........       215,348            --              --                --             --            215,348
   Trade accounts receivable, net .     7,683,658    20,426,435      (20,426,435  4b       26,432        (26,432) 4i      7,683,658
   Due from brokers................                   2,122,875       (2,122,875) 4b           --             --                 --
   Inventories.....................     1,702,273    34,553,873      (34,553,873) 4b      214,607       (134,454) 4i      1,782,426
   Cattle deposits ................     1,380,714     4,824,530       (4,824,530) 4b           --             --          1,380,714
   Prepaid expenses................       498,105        22,546          (22,546) 4b           --             --            498,105
   Net assets of discontinued
    operations.....................       381,588            --               --               --             --            381,588
   Notes receivable, net ..........            --     2,615,473       (2,615,473) 4b       24,860        (24,860) 4i             --
   Other current assets............       175,331       301,103         (301,103) 4b        4,766         (4,766) 4i        175,331
                                     ------------   -----------     ------------      -----------   ------------      -------------
      Total current assets.........   104,780,512    64,866,835      (81,866,835)         723,211     (6,979,806)        81,523,917

Property, plant and equipment, net.     2,905,165     2,576,603       (2,507,946) 4b      350,392      2,121,608  4j      5,445,822
Capitalized offering costs.........            --            --               --               --             --                 --
Investment in Turnkey Computer
   Systems, Inc. ..................     1,822,833            --               --               --             --          1,822,833
Intangibles, net ..................     5,637,411            --       36,125,234  4c           --      3,874,968  4k     45,637,613
Long term portion of notes
   receivable, net ................            --     3,486,324       (3,486,324) 4b      196,690       (196,690) 4i             --
Other long term assets ............            --       880,695         (880,695) 4b           --             --                 --
                                     ------------   -----------     ------------      -----------   ------------      -------------
      Total assets ................  $115,145,921   $71,810,457     $(52,616,566)     $ 1,270,293   $ (1,179,920)     $ 134,430,185
                                     ============   ===========     ============      ===========   ============      =============

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current liabilities:
   Current installments of
     capital leases with
     related party ................  $         --   $        --     $         --      $        --   $         --      $          --
   Current installments of
     long term debt................            --       534,775         (534,775) 4d                                             --
   Notes payable...................            --    42,013,678      (42,013,678) 4d           --             --                 --
   Accounts payable................     1,793,007    14,309,301      (14,309,301) 4d       49,981        (49,981) 4l      1,793,007
   Accrued expenses:
     Salaries......................       850,044            --               --               --             --            850,044
     Other.........................       660,443       476,104         (282,213) 4d           --         90,373  4l        944,707
     Commissions...................            --       445,365         (445,365) 4d           --             --                 --
   Income taxes payable............            --            --               --          141,689       (141,689) 4l             --
   Advance payments from customers.       751,630     1,604,130       (1,604,130) 4d           --             --            751,630
   Due to related parties..........       524,879            --        4,500,000  4d           --             --          5,024,879
                                     ------------   -----------     ------------      -----------   ------------      -------------
      Total current liabilities....     4,580,003    59,383,353      (54,689,462)         191,670       (101,297)         9,364,267

Capital lease obligation with
   related party, excluding
   current installments............            --            --               --               --             --                 --
Long term debt, excluding
   current installments............            --     2,393,113       (2,393,113) 4d           --             --                 --
                                     ------------   -----------     ------------      -----------   ------------      -------------
      Total liabilities............     4,580,003    61,776,466      (57,082,575)         191,670       (101,297)         9,364,267
                                     ------------   -----------     ------------      -----------   ------------      -------------

Stockholders' equity:
   Preferred stock ................            --            --               --               --
   Common stock ...................       264,331        50,000          (40,273) 4e        1,000         (1,000) 4m        274,058
   Additional paid-in capital......   169,956,668            --       14,490,273  4f       18,256        (18,256) 4n    184,446,941
   Accumulated deficit ............   (37,884,683)    9,983,991       (9,983,991) 4g     1,059,36     (1,059,367) 4o    (37,884,683)
   Subscription receivable from
     Internet Capital Group, Inc. .   (21,716,304)           --               --               --             --        (21,716,304)
   Unearned compensation ..........       (54,094)           --               --               --             --            (54,094)
                                     ------------   -----------     ------------      -----------   ------------      -------------
      Total stockholders' equity...   110,565,918    10,033,991        4,466,009        1,078,623     (1,078,623)       125,065,918
                                     ------------   -----------     ------------      -----------   ------------      -------------

      Total liabilities and
          stockholders' equity.....  $115,145,921   $71,810,457     $(52,616,566)     $ 1,270,293   $ (1,179,920)     $ 134,430,185
                                     ============   ===========     ============      ===========   ============      =============

See accompanying notes to unaudited pro forma condensed combined financial statements.

                            eMERGE INTERACTIVE, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          Year ended December 31, 1999

                                                                   EASTERN LIVESTOCK COMPANY, INC.
                                                        ----------------------------------------------------
                                                          HISTORICAL
                                                         -----------
                                                        FOR THE PERIOD
                                           eMERGE       OCTOBER 1, 1998
                                         INTERACTIVE    TO SEPTEMBER 30,        PRO FORMA
                                             INC.             1999             ADJUSTMENTS       PRO FORMA
                                         ------------   ----------------     ----------------   ------------

Revenue                                  $ 43,783,124     $662,958,109       $(45,158,876) 5a   $617,799,233

Cost of revenue                            43,517,459      655,475,177        (46,366,795) 5a    609,108,384
                                         ------------     ------------       ------------        -----------
     Gross profit (loss) . . . . . . . .      265,665        7,482,932          1,207,917          8,690,849
                                         ------------     ------------       ------------       ------------

Operating expenses:
   Selling, general and administrative     11,239,188        5,553,808          5,142,281  5b     10,696,089
   Research and development. . . . . . .    4,343,783               --                 --                 --
                                         ------------     ------------       ------------       ------------
     Total operating expenses. . . . . .   15,582,971        5,553,808          5,142,281         10,696,089
                                         ------------     ------------       ------------       ------------

     Profit (loss) from
        continuing operations. . . . . .  (15,317,306)       1,929,124         (3,934,364)        (2,005,240)

Other income . . . . . . . . . . . . . .      475,642        1,924,453         (1,116,565) 5c        807,888

Interest expense . . . . . . . . . . . .     (764,042)      (4,251,356)         2,645,909  5d     (1,605,447)
                                         ------------     ------------       ------------       ------------

     Profit (loss) from
        continuing operations
        before income taxes. . . . . . .  (15,605,706)        (397,779)        (2,405,020)        (2,802,799)

Income tax expense (benefit) . . . . . .           --               --                 --                 --
                                         ------------     ------------       ------------       ------------

     Profit (loss) from
        continuing operations . . . . .  $(15,605,706)    $   (397,779)      $ (2,405,020)      $ (2,802,799)
                                         ============     ============       ============       ============

Profit (loss) from continuing
   operations per common share -
   basic and diluted . . . . . . . . . .        (2.30)
                                         ============

Weighted average number of
   common shares outstanding -
   basic and diluted . . . . . . . . . .    6,794,755                           1,215,913  5e
                                         ============                        ============

                                                        WP LAND & LIVESTOCK, INC.
                                             -----------------------------------------------
                                               HISTORICAL
                                               -----------
                                             FOR THE PERIOD
                                             OCTOBER 1, 1998
                                             TO SEPTEMBER 30,     PRO FORMA                       PRO FORMA
                                                  1999           ADJUSTMENTS      PRO FORMA       COMBINED
                                             ----------------    -----------      ----------    ------------

Revenue. . . . . . . . . . . . . . . . . . .    $9,829,553        $      --       $9,829,553    $671,411,910

Cost of revenue. . . . . . . . . . . . . . .     6,654,424               --        6,654,424     659,280,267
                                                ----------        ---------       ----------    ------------
     Gross profit (loss) . . . . . . . . . .     3,175,129               --        3,175,129      12,131,643
                                                ----------        ---------       ----------    ------------

Operating expenses:
   Selling, general and administrative . . .     3,141,385          793,151  5f    3,934,536      25,869,813
   Research and development. . . . . . . . .            --               --               --       4,343,783
                                                ----------        ---------       ----------    ------------
     Total operating expenses. . . . . . . .     3,141,385          793,151        3,934,536      30,213,596
                                                ----------        ---------       ----------    ------------

     Profit (loss) from
        continuing operations. . . . . . . .        33,744         (793,151)        (759,407)    (18,081,953)

Other income . . . . . . . . . . . . . . . .            --          (16,702) 5c      (16,702)      1,266,828

Interest expense . . . . . . . . . . . . . .            --               --               --      (2,369,489)
                                                ----------        ---------       ----------    ------------

     Profit (loss) from
        continuing operations
         before income taxes . . . . . . . .        33,744         (809,853)        (776,109)    (19,184,614)

Income tax expense (benefit) . . . . . . . .         9,594           (9,594) 5g           --              --
                                                ----------        ---------       ----------    ------------

     Profit (loss) from
         continuing operations . . . . . . .    $   24,150        $(800,259)      $ (776,109)   $(19,184,614)
                                                ==========        =========       ==========    ============

Profit (loss) from continuing
   operations per common share -
   basic and diluted . . . . . . . . . . . .                                                          (2.39) 5h
                                                                                                ============

Weighted average number of
   common shares outstanding -
   basic and diluted . . . . . . . . . . . .                             --                        8,010,668 5e
                                                                  =========                     ============

                            eMERGE INTERACTIVE, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                        Three months ended March 31, 2000


                                         EASTERN LIVESTOCK COMPANY, INC.               WP LAND & LIVESTOCK, INC.
                                  -----------------------------------------  --------------------------------------
                      eMERGE
                    INTERACTIVE,                 PRO FORMA                                 PRO FORMA                   PRO FORMA
                        INC.       HISTORICAL   ADJUSTMENTS     PRO FORMA    HISTORICAL   ADJUSTMENTS    PRO FORMA     COMBINED
                    ------------  ------------ -------------   ------------  -----------  -----------   -----------  ------------

Revenue............ $ 38,552,899  $159,571,807 $ (1,213,184)5a $158,358,623  $ 1,091,508  $       --    $ 1,091,508  $198,003,030

Cost of revenue....   38,291,794   157,314,472   (1,481,487)5a  155,832,985      267,297          --        267,297   194,392,076
                     ------------  ------------ ------------    ------------  -----------  ----------    -----------  ------------
   Gross
     profit
     (loss)........      261,105     2,257,335      268,303       2,525,638      824,211          --        824,211     3,610,954
                    ------------  ------------ ------------    ------------  -----------  ----------    -----------  ------------
Operating
 expenses:
 Selling,
   general
   and
   administrative..    5,653,733     1,164,064    1,429,315 5b    2,593,379      645,412     169,788 5f     815,200     9,062,311
 Research
   and
   development.....    1,300,708            --           --              --           --          --             --     1,300,708
                    ------------  ------------ ------------    ------------  -----------  ----------    -----------  ------------
   Total
     operating
     expenses......    6,954,441     1,164,064    1,429,315       2,593,379      645,412     169,788        815,200    10,363,019
                    ------------  ------------ ------------    ------------  -----------  ----------    -----------  ------------
   Profit
     (loss)
     from
     continuing
     operations
     before
     income
     taxes.........   (6,693,336)    1,093,271   (1,161,012)        (67,741)     178,799    (169,788)         9,011    (6,752,065)

Other income.......    1,141,551       396,893     (225,291)5c      171,602           --     (44,023)5c     (44,023)    1,269,130

Interest expense...           --      (763,928)     584,105 5d     (179,823)          --          --             --      (179,823)
                     ------------  ------------ ------------    ------------  -----------  ----------    -----------  ------------
   Profit
     (loss)
     from
     continuing
     operations....   (5,551,785)      726,236     (802,198)        (75,962)     178,799    (213,811)       (35,012)   (5,662,758)

Income tax
 expense
 (benefit).........           --                         --              --       60,792     (60,792)5g          --            --
                    ------------  ------------ ------------    ------------  -----------  ----------    -----------  ------------
   Profit
     (loss)
     from
     continuing
     operations.... $ (5,551,785) $    726,236 $   (802,198)   $    (75,962) $   118,007  $ (274,603)   $   (35,012) $ (5,662,758)
                    ============  ============ ============    ============  ===========  ==========    ===========  ============
Profit (loss)
 from
 continuing
 operations
 per common
 share - basic
 and diluted.......        (0.24)                                                                                           (0.23)5h
                    ============                                                                                     ============
Weighted
 average
 number of
 common
 shares
 outstanding -
 basic and
 diluted...........   23,248,271                  1,215,913 5e                                    --                   24,464,184 5e
                    ============               ============                               ==========                 ============

                    eMERGE INTERACTIVE, INC. AND SUBSIDIARIES

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

(1)      OVERVIEW

         The pro forma condensed combined financial statements are unaudited and give effect to the acquisition of the rollover business of Eastern Livestock Company, Inc. ("Eastern") on May 1, 2000, the acquisition of WP Land and Livestock, Inc. d/b/a Jordan Cattle Auction Company ("Jordan") on June 1, 2000, and the acquisition of real estate related to the Jordan business on June 1, 2000, by eMerge Interactive, Inc. (the "Company").

         The Company's fiscal year ends on December 31, while Eastern's and Jordan's fiscal years end on September 30. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 includes the year ended December 31, 1999 for the Company and the year ended September 30, 1999 for each Eastern and Jordan. The pro forma condensed combined statement of operations for the three months ended March 31, 2000 includes the three months ended March 31, 2000 for all companies.

         The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company, Eastern and Jordan, giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments discussed below. The Company has made preliminary estimates of fair value for the net assets acquired from Eastern and Jordan and has allocated the purchase price using these estimates. The Company is presently obtaining an appraisal on certain assets acquired in these transactions which may cause the final purchase price allocation to differ from these estimates.

         These unaudited pro forma financial statements may not be indicative of the financial position or results of operations that actually would have occurred if the combinations had been in effect on January 1, 1999 or 2000 or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements of the Company, contained in the Company's Form 10-K for the year ended December 31, 1999, and Form 10-Q for the three months ended March 31, 2000, and the financial statements of Eastern and Jordan contained elsewhere herein.

(2)      ACQUISITION OF EASTERN

         On May 1, 2000, the Company acquired substantially all of the tangible and intangible assets of Eastern's rollover business. The purchase price for the assets consisted of (i) $17,000,000 in cash, (ii) 1,215,913 shares of the Company's Class A common stock valued at $14,500,000 (iii) a $4,500,000 cash payment to be made one year after the closing date or earlier upon certain the occurrence of certain events, (iv) $163,070 of transaction costs and (v) the assumption of accrued vacation liability of $30,821.

(3)      ACQUISITION OF JORDAN

         On June 1, 2000, the Company acquired substantially all of the tangible and intangible assets of Jordan and real estate related to the Jordan business for a cash payment of $6,336,748, and transaction costs of $90,373.

                    eMERGE INTERACTIVE, INC. AND SUBSIDIARIES

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

                              FINANCIAL STATEMENTS

(4)      PRO FORMA ADJUSTMENTS AS OF MARCH 31, 2000

         The unaudited pro forma condensed combined balance sheet combines the balance sheets of the Company, Eastern, and Jordan. In combining the companies, the pro forma adjustments reflect the following:

         (a)      Record payment of cash of $17,000,000 for Eastern.

         (b)      Remove assets not acquired.

         (c) Record excess of purchase price over estimated fair value of net assets acquired and non-compete agreement.

         (d) Remove liabilities not assumed, record transaction costs and assumption of vacation liability in accrued expense-other ($163,070 and $30,821, respectively) and record deferred acquisition liability in due to related party ($4,500,000).

         (e) Remove historical cost of Eastern common stock ($50,000) and record par value of eMerge common stock issued ($9,727).

         (f) Record additional paid in capital of eMerge common stock issued ($14,490,273).

         (g)      Remove historical amount of Eastern accumulated deficit.

         (h) Remove cash not acquired of $452,546, and record cash payment of $6,336,748 for assets and real estate related to the Jordan business.

         (i)      Remove assets not acquired.

         (j)      Record estimated fair value of Jordan real estate acquired.

         (k) Record excess of purchase price over estimated fair value of net assets acquired.

         (l) Remove liabilities not assumed and record transaction costs in accrued expense-other ($90,373).

         (m)      Remove historical cost of Jordan common stock.

         (n)      Remove historical cost of Jordan additional paid in capital.

         (o)      Remove historical amount of Jordan retained earnings.

                    eMERGE INTERACTIVE, INC. AND SUBSIDIARIES

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

                              FINANCIAL STATEMENTS

(5) PRO FORMA ADJUSTMENTS FOR THE YEAR ENDED DECEMBER 31, 1999 AND THE THREE MONTHS ENDED MARCH 31, 2000

         The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 combines the statements of operations of the Company, Eastern and Jordan. In combining the companies, the pro forma adjustments reflect the following:

         (a) Remove revenue and costs of revenue related to Eastern's non-rollover business not acquired.

         (b) Remove selling, general and administrative expenses related to Eastern's non-rollover business not acquired ($2,082,766 in 1999 and $376,947 in 2000) and record amortization of intangibles ($7,225,047 in 1999 and $1,806,262 in 2000) for
                  Eastern over the estimated useful lives of five years.

         (c) Remove other income related to Eastern's non-rollover business not acquired ($1,071,759 in 1999 and $107,187 in 2000) and remove investment income associated with amounts paid at closing for Eastern ($44,806 in 1999 and $118,104 in 2000)
                  and Jordan ($16,702 in 1999 and $44,023 in 2000).

         (d) To eliminate interest expense related to Eastern's non-rollover business not acquired.

         (e)      Record eMerge common stock issued.

         (f) Remove lease expense related to real estate acquired ($114,000 in 1999 and $57,000 in 2000), record depreciation ($132,157 in 1999 and $33,039 in 2000) on depreciable real estate acquired (estimated at $1,982,358) over the estimated useful lives of fifteen years, and record amortization of goodwill for Jordan ($774,994 in 1999 and $193,749 in 2000) over the estimated useful life of five years.

         (g) Record tax effect of Jordan pro forma adjustments. Deferred tax assets are fully offset by an equal valuation allowance.

         (h) Pro forma combined profit (loss) per share giving effect to the pro forma adjustments.